                                  SCHEDULE 14A
                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:


[ ]  Preliminary Proxy Statement
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12
[ ]  Confidential, for the Use of the Commission Only (as permitted by Rule 14a-6(e)(2))


                           Total Research Corporation
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

--------------------------------------------------------------------------------
                   (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------

     (2)  Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

        ------------------------------------------------------------------------

     (4)  Proposed maximum aggregate value of transaction:

        ------------------------------------------------------------------------
     (5)  Total fee paid:

        ------------------------------------------------------------------------

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

        ------------------------------------------------------------------------

     (2)  Form, Schedule or Registration Statement No.:

        ------------------------------------------------------------------------

     (3)  Filing Party:

        ------------------------------------------------------------------------

     (4)  Date Filed:

        ------------------------------------------------------------------------

                           TOTAL RESEARCH CORPORATION
                               5 INDEPENDENCE WAY
                          PRINCETON, NEW JERSEY 08543


                                                                November 9, 1999


Dear Stockholder:

     You are cordially invited to attend the Annual Meeting of Stockholders of Total Research Corporation to be held on Wednesday, December 8, 1999, at 11:00 a.m. at the Marriott Hotel, Forrestal Center, 201 Village Boulevard, Princeton, New Jersey.

     We hope that you will attend in person. If you plan to do so, please indicate in the space provided on the enclosed proxy. Whether you plan to attend the Annual Meeting or not, we urge you to sign, date, and return the enclosed proxy as soon as possible in the postage-paid envelope provided. This will ensure representation of your shares in the event that you are unable to attend the Annual Meeting.

     The matters expected to be acted upon at the Annual Meeting are described in detail in the attached Notice of Annual Meeting and Proxy Statement.

     The directors and officers of Total Research Corporation look forward to meeting with you.

                                          Sincerely,

                                          /s/ David Brodsky
                                          --------------------------------------

                                          DAVID BRODSKY

                                          Chairman of the Board

                           TOTAL RESEARCH CORPORATION
                               5 INDEPENDENCE WAY
                          PRINCETON, NEW JERSEY 08543

                            ------------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS


Date and Time:    December 8, 1999, 11:00 a.m., Eastern Standard Time
Place:            Marriott Hotel
                  Forrestal Center
                  201 Village Boulevard
                  Princeton, New Jersey 08540

Purpose: 1. Approve an amendment to the Company's Certificate of Incorporation (the "Certificate of Incorporation") to
                      provide for a classified board of directors.
                  2.  Elect directors.
                  3. Approve an amendment to the Company's Certificate of Incorporation to increase the number of authorized shares of
                      Common Stock of the Company from 20,000,000 to 50,000,000.
                  4.  Approve amendments to the 1995 Stock Incentive Plan as
                  Amended and Restated Effective September 23, 1998.
                  5.  Ratify the appointment of independent accountants.
                  6.  Conduct other business if properly raised.

Who may vote:     Only stockholders of record on November 1, 1999.


YOUR VOTE IS IMPORTANT. PLEASE COMPLETE, SIGN, DATE, AND RETURN YOUR PROXY CARD PROMPTLY IN THE ENCLOSED ENVELOPE.

                                          /s/ Jane B. Giles
                                          JANE B. GILES
                                          Secretary


November 9, 1999

                           TOTAL RESEARCH CORPORATION
                               5 INDEPENDENCE WAY
                          PRINCETON, NEW JERSEY 08543

                            ------------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                               TABLE OF CONTENTS


                                                              PAGE
                                                              ----
General Information.........................................    1
Board of Directors Proposal No. 1
  Approval of Classified Board of Directors.................    2
Board of Directors Proposal No. 2
  Election of Directors.....................................    3
  Board Committees..........................................    5
  Director Compensation.....................................    5
  Director and Executive Officer Stock Ownership............    6
  Information Concerning Executive Officers.................    7
  Report of the Compensation Committee on Executive
     Compensation...........................................    9
  Executive Compensation....................................   10
  Stock Performance Graph...................................   11
  Certain Relationships and Related Transactions............   11
Board of Directors Proposal No. 3
  Approval of Increase in Number of Authorized Shares of
     Common Stock...........................................   12
Board of Directors Proposal No. 4
  Approval of Amendments to 1995 Stock Incentive Plan.......   13
Board of Directors Proposal No. 5
  Ratification of Appointment of Independent Auditors.......   17
Fiscal Year 1999 Annual Report and Form 10-K................   18
Additional Information......................................   18
Other Business..............................................   19


IMPORTANT: STOCKHOLDERS ARE REQUESTED TO DATE, SIGN AND MAIL THE ENCLOSED PROXY. A POSTAGE PAID ENVELOPE IS PROVIDED.

                           TOTAL RESEARCH CORPORATION
                               5 INDEPENDENCE WAY
                          PRINCETON, NEW JERSEY 08543

                                PROXY STATEMENT

                              GENERAL INFORMATION

WHO MAY VOTE

     Stockholders of Total Research Corporation ("Total Research" or the "Company"), as recorded in our stock register on November 1, 1999, may vote at the Annual Meeting.

HOW TO VOTE

     You may vote in person at the Annual Meeting or by proxy. We recommend that you vote by proxy even if you plan to attend the Annual Meeting. You can always change your vote at the Annual Meeting.

HOW PROXIES WORK

     The Company's Board of Directors (the "Board") is asking for your proxy. Giving us your proxy means you authorize us to vote your shares at the Annual Meeting in the manner you direct. You may vote for all, some, or none of our director candidates. You may also vote for or against the other proposals or abstain from voting.

     If you sign and return the enclosed proxy card but do not specify how to vote, we will vote your shares IN FAVOR of our director candidates and IN FAVOR of each of the management proposals.

     You may receive more than one proxy or voting card depending on how you hold your shares. Shares registered in your name are covered by one card. The Company's employees receive a separate card for any shares held in the Company's Employee Stock Purchase Plan. If you hold shares through someone else, such as a stockbroker, you may get material from them asking how you want to vote.

REVOKING A PROXY

     You may revoke a proxy before it is voted by submitting a new proxy with a later date; by voting in person at the Annual Meeting; or by notifying the Company's Secretary in writing at the address listed under "Additional Information -- Questions" on page 18.

CONFIDENTIAL VOTING

     Independent inspectors count the votes. Your individual vote is kept confidential from us unless special circumstances exist. For example, a copy of your proxy will be sent to us if you write comments on the card.

QUORUM

     In order to carry on the business of the Annual Meeting, we must have a quorum. This means at least a majority of the outstanding shares eligible to vote must be represented at the Annual Meeting, either by proxy or in person. Shares owned by Total Research are not voted and do not count for this purpose.

VOTES NEEDED

     Election as a director requires a plurality of the votes eligible to be cast by the Common Stock present in person or represented by proxy at the Annual Meeting and entitled to vote on the subject matter. The proposed amendments to the Certificate of Incorporation require the affirmative vote of a majority of the outstanding stock entitled to vote thereon. For the other proposals to be voted upon at the Annual Meeting, the affirmative vote of a majority of the votes eligible to be cast by the Common Stock present in person or represented by proxy at the Annual Meeting and entitled to vote on the matter is required.

     The inspectors of election will treat abstentions and broker non-votes (i.e., shares held by brokers or nominees that the broker or nominee does not have discretionary power to vote on a particular matter and as to which instructions have not been received from the beneficial owners or persons entitled to vote) as shares that are present and entitled to vote for purposes of determining a quorum. With regard to the election of directors, votes may be cast in favor of or withheld; votes that are withheld will be excluded entirely from the vote and will have no effect. Abstentions may be specified on proposals other than the election of directors and will be counted as present for purposes of the item on which the abstention is noted. Therefore, such abstentions will have the effect of a negative vote. The inspectors of election will treat broker non-votes as shares that are unvoted and not present on such proposals. Because amending the Certificate of Incorporation requires the majority vote of all shares outstanding and entitled to vote thereon, broker non-votes will have the effect of a negative vote regarding the proposed amendments. With regard to proposals other than the election of directors and amendments to the Certificate of Incorporation, such broker non-votes will have no effect on the outcome.

ATTENDING IN PERSON

     Only stockholders, their proxy holders, and the Company's guests may attend the Annual Meeting.

     If you hold your shares through someone else, such as a stockbroker, bring proof of your ownership to the Annual Meeting. Acceptable proof could include an account statement showing that you owned Total Research shares on November 1, 1999.

COST OF PROXY

     The Company will bear the cost of the solicitation of proxies, including the charges and expenses of brokerage firms and others who forward solicitation material to beneficial owners of common stock.

                                PROPOSAL NO. 1:

      AMENDMENT OF COMPANY'S CERTIFICATE OF INCORPORATION TO PROVIDE FOR A
                         CLASSIFIED BOARD OF DIRECTORS

                           (Item 1 on the proxy card)

     The Board of Directors has unanimously approved and recommended for stockholder approval an amendment to the Certificate of Incorporation to add a new Article 11 providing for a classified Board of Directors, the text of which is set forth in Exhibit A to this Proxy Statement (the "Classified Board Amendment"). Under Delaware law, the amendment would become effective upon stockholder approval and filing of the amendment to the Certificate of Incorporation.

     The Classified Board Amendment provides that, at the 1999 Annual Meeting, the Company's Board of Directors will be divided into three classes (denominated Class I, Class II and Class III) which shall be as nearly equal in number as possible. The directors in each class will hold office following their initial classification for terms of one year, two years and three years, respectively. Thus, the term of office of the Class I Directors will expire at the year 2000 Annual Meeting of Stockholders, the term of office of the Class II Directors will expire at the year 2001 Annual Meeting of Stockholders, and the term of office of the Class III Directors will expire at the year 2002 Annual Meeting of Stockholders. Thereafter, the successors to each class of directors shall be elected for three-year terms. If Proposal 1 is not approved, directors will be elected to serve for a term of one year and until their successors are elected and qualified.

     Under Delaware law, a director of a corporation with a classified board of directors may be removed by the stockholders only for cause unless the corporation's certificate of incorporation provides otherwise. The Company's Certificate of Incorporation does not provide otherwise. Therefore, if Proposal 1 is approved, the holders of a majority of the outstanding voting shares would be able to remove a director during his or her elected term only for "cause." In this context, "cause" is not defined by statute. If a vacancy occurs during the term of any director, under Delaware law the majority of the Board of Directors may fill the vacancy, and the director so appointed will hold office until the next election of the class to which he or she was appointed.

     Classification of the Board of Directors will promote continuity and stability in the Company's management and policies since a majority of the Company's directors at any given time will have prior experience with the Company. The Board of Directors further believes that such continuity and stability will facilitate long-range planning and will have a beneficial effect on employee loyalty and customer confidence. Currently, the entire Board of Directors must stand for election each year. Accordingly, it is possible that all or a majority of the current directors could be replaced at any given Annual Meeting. If Proposal 1 is approved, the Board of Directors will be divided into three classes effective with the 1999 Annual Meeting, only one of which classes will stand for election at each Annual Meeting thereafter.

     In addition, classification of the Board of Directors may have the effect of delaying, deferring or preventing a change of control of the Company since only one-third of the directors are up for election each year and directors may not be removed, except for cause. The Board of Directors believes that increased management stability and continuity fostered by the classified Board of Directors will enhance the capacity of the Board of Directors to defend against undesirable takeover attempts and, in the event of the sale of the Company, would enhance the Board of Directors' ability to negotiate a transaction that is in the stockholders' best interest. The proposed classification of the Board of Directors is not being recommended in response to a pending or threatened attempt to acquire control of the Company.

     The affirmative vote of the holders of a majority of the issued and outstanding shares of Common Stock entitled to vote at the Annual Meeting is required for approval of the amendment to the Certificate of Incorporation to provide for a classified Board of Directors.

     The Board recommends that you vote FOR this proposal.

                                PROPOSAL NO. 2:

                             ELECTION OF DIRECTORS

                           (Item 2 on the proxy card)

     The Board has nominated the director candidates named below.

     The Company's By-laws provide that the number of directors shall be as fixed from time to time by resolution duly adopted by the Board of Directors. The number is currently set at seven. The Company's directors hold office until their successors are duly elected and qualified or until their earlier death, disqualification, resignation or removal.

     At the Annual Meeting, seven directors will be elected. The shares represented by the enclosed proxy will be voted in favor of the persons nominated, unless a vote is withheld from any or all of the individual nominees. While management has no reason to believe that the nominees will not be available as candidates, should such a situation arise, proxies may be voted for the election of such other persons as the holders of the proxies may, in their discretion, determine.

     Directors are elected by a plurality of the votes cast at the Annual Meeting, either in person or by proxy. Votes that are withheld will be excluded entirely from the vote and will have no effect.

     The Board of Directors oversees the management of the Company on your behalf. The Board reviews the Company's long-term strategic plans and exercises direct decision-making authority in essential areas. The Board chooses the Chief Executive Officer, sets the scope of his authority to manage the Company's day-to-day business and evaluates his performance.

     Of the slate of directors proposed by Total Research, three out of seven nominees are not employees of the Company. The table below sets forth the names, ages, current positions with the Company and personal information of each of the nominees for director. It also indicates the class to which such director will belong if the proposal to amend the Certificate of Incorporation to provide for a classified Board of Directors is adopted.

See "Proposal 1 -- Amendment of Company's Certificate of Incorporation to Provide for a Classified Board of Directors." If Proposal 1 is not approved, directors will be elected to serve for a term of one year and until their successors are duly elected and qualified.

     The Board recommends you to vote FOR each of the nominees:

Albert Angrisani..................  Mr. Angrisani has been President and Chief Executive
Age 50                              Officer since July 1998. Prior to July 1998, Mr.
Director since 1994                 Angrisani was a consultant to the Company. From January
Class I                             1993 to April 1998, Mr. Angrisani was the President of
                                    the Princeton-Potomac Management Company, a consulting
                                    and financial services firm.
David Brodsky.....................  Mr. Brodsky has been Chairman of the Board of Directors
Age 62                              of the Company since July 1998. He has been a private
Director since July 1998            investor during the past six years. He is directly
Class III                           involved in the Company's e-Commerce business
                                    initiatives. See the section on "Certain Relationships
                                    and Related Transactions".

John P. Freeman...................  Mr. Freeman is a Senior Vice President, Capital Markets
Age 40                              and a founder of Emerging Growth Equities, Ltd., an
Director Nominee                    investment banking and institutional research brokerage
Class II                            firm. Mr. Freeman also is the founder and President and
                                    CEO of Covenant Partners, a hedge fund focused on
                                    investing in the direct marketing industry. From
                                    November 1992 to May 1996, Mr. Freeman was the Director
                                    of Investor Relations and Strategic Planning and
                                    Development for DiMark, Inc. Prior to his employment at
                                    DiMark, he was the Director of Investor Relations for
                                    ADVANTA, a direct marketer of consumer financial
                                    services products, from 1990 to 1992.

George Lindemann..................  Mr. Lindemann has been Chairman and Chief Executive
Age 63                              Officer of Southern Union Company since February 1990.
Director since July 1998            He is also Chairman & Chief Executive Officer of
Class III                           Activated Communications, Inc. He was the founder,
                                    Chairman and Chief Executive Officer of Metro Mobile
                                    CTS, Inc. from 1982 to 1992 when it merged with Bell
                                    Atlantic Corporation. During the same period, he was
                                    President and Chief Executive Officer of Metro Mobile
                                    Communications, Inc.

Howard Shecter....................  Mr. Shecter is a senior partner with the law firm of
Age 56                              Morgan, Lewis & Bockius LLP and has been with such firm
Director since July 1998            since 1968. Mr. Shecter served as a managing partner of
Class II                            Morgan, Lewis, & Bockius LLP from 1979 to 1983 and was
                                    the Chairman of the Executive Committee of that firm in
                                    1985. Mr. Shecter is also a director of Safeskin
                                    Corporation, Ashbridge Corporation, and Heintz
                                    Investment Company. He is directly involved in the
                                    Company's corporate development initiatives. See the
                                    section on "Certain Relationships and Related
                                    Transactions".

J. Edward Shrawder................  Mr. Shrawder has been the Chief Financial Officer of
Age 58                              Kent Research, a marketing research firm located in
Director since 1993                 Illinois, since 1993. From 1987 to 1990, he was
Class I                             President of Elrick & Lavidge, a major marketing
                                    research firm.

Lorin Zissman.....................  Mr. Zissman, founder of the Company, became Chairman
Age 69                              Emeritus of the Board of Directors in April 1998. Mr.
Director since 1975                 Zissman served as Chairman of the Board of Directors
Class III                           and Chief Executive Officer of the Company from its
                                    founding in 1975 to April 1998.


                                BOARD COMMITTEES

COMMITTEES AND MEETINGS OF THE BOARD OF DIRECTORS

     The Board appoints committees to help carry out its duties. In particular, committees work on key issues in greater detail than would be possible at Board meetings. Each committee reviews the results of its meetings with the full Board.

     The Board of Directors of the Company has an Audit Committee, a Compensation Committee and an Executive Committee. In fiscal 1999, the Board of Directors met three times and acted by unanimous written consent on four occasions, the Compensation Committee met once, the Audit Committee met once and the Executive Committee met four times.

     The Audit Committee reviews the adequacy of internal controls, the results and scope of annual audits and other services provided by the Company's independent auditors. In fiscal 1999, the Audit Committee was composed of Mr. Lindemann (Chairman) and Mr. Brodsky.

     The Compensation Committee establishes salaries, bonuses, and other forms of compensation for executives of the Company and such other employees of the Company as assigned thereto by the Board. In fiscal 1999, the Compensation Committee was comprised of Messrs. Brodsky (Chairman), Shecter and Angrisani. In April 1999, Messrs. Brodsky and Shecter began to work for the Company as consultants on a part-time basis. As a result of their becoming employee directors, the Compensation Committee will be reconstituted for fiscal 2000.

     The Executive Committee has broad power to act on behalf of the Board. This committee was established in July 1998. The Executive Committee consists of Messrs. Brodsky (Chairman), Angrisani, Shecter and L. Zissman.

     The Company does not have a nominating committee. The functions customarily performed by a nominating committee are performed by the Board of Directors as a whole. Any stockholder who wishes to make a nomination at an annual or special meeting for the election of directors must do so in compliance with the applicable procedures set forth in the Company's By-laws. The Company will furnish copies of such By-law provisions upon written request to the Corporate Secretary at the Company's principal executive offices, 5 Independence Way, Princeton, NJ 08543.

     During the period in which each person served as a director, each director attended at least 75% of the aggregate number of meetings of the Board of Directors and the committees of the Board on which such person served.

                             DIRECTOR COMPENSATION

     Directors who are employees of the Company receive no compensation for serving on the Board of Directors. Non-employee directors are reimbursed for their out-of-pocket expenses in attending Board meetings. Each non-employee director receives 50,000 stock options upon joining the Board of Directors and 10,000 stock options at the end of each year of service on the Board of Directors. See also "Certain Relationships and Related
Transactions -- Agreements with Other Employee Directors."

                 DIRECTOR AND EXECUTIVE OFFICER STOCK OWNERSHIP

     The following table sets forth information, as of October 1, 1999, concerning the Common Stock of the Company beneficially owned by (i) each director and nominee of the Company, (ii) the Company's Chief Executive Officer and its other four most highly compensated Executive Officers during the fiscal year ended June 30, 1999 (collectively, the "Named Executive Officers") and all executive officers and directors as a group, and (iii) each stockholder known by the Company to be the beneficial owner of more than 5% of the outstanding Common Stock.

                                                                                         PERCENT OF
NAME AND ADDRESS OF BENEFICIAL OWNER                    SHARES BENEFICIALLY OWNED    OUTSTANDING SHARES
------------------------------------                    -------------------------    ------------------
Albert Angrisani(1)...................................            46,500                       *
c/o Total Research Corporation
5 Independence Way
Princeton, New Jersey 08543
David Brodsky(2)......................................           685,626                     5.7%
c/o Total Research Corporation
5 Independence Way
Princeton, New Jersey 08543
Theresa Flanagan(3)...................................           152,457                       *
c/o Total Research Corporation
5 Independence Way
Princeton, New Jersey 08543
John P. Freeman.......................................           257,000                     2.2%
c/o Covenant Partners
500 N. Gulph Road, Suite
King of Prussia, PA 19406
Anthony Galli(4)......................................            53,000                       *
c/o Galli Associates
P.O. Box 7175
Princeton, New Jersey 08543
Jane B. Giles.........................................             1,700                       *
c/o Total Research Corporation
5 Independence Way
Princeton, New Jersey 08543
Patti Hoffman(5)......................................           157,957                       *
c/o Total Research Corporation
5 Independence Way
Princeton, New Jersey 08543
George L. Lindemann...................................           193,050                     1.6%
c/o Southern Union Company
767 Fifth Avenue, 50th Floor
New York, New York 10153
Mark Nissenfeld, Ph.D.(6).............................           153,299                       *
c/o Total Research Corporation
5 Independence Way
Princeton, New Jersey 08543
Howard Shecter(7).....................................           249,158                     1.8%
c/o Morgan, Lewis & Bockius LLP
101 Park Avenue
New York, New York 10178
J. Edward Shrawder(8).................................           122,111                       *
c/o Kent Research
1716 Livingston Street
Evanston, Illinois 60201
Eric Zissman(9).......................................           231,661                       *
c/o Total Research Corporation
5 Independence Way
Princeton, New Jersey 08543

                                                                                         PERCENT OF
NAME AND ADDRESS OF BENEFICIAL OWNER                    SHARES BENEFICIALLY OWNED    OUTSTANDING SHARES
------------------------------------                    -------------------------    ------------------
Lorin Zissman.........................................         1,438,124                    12.2%
c/o Total Research Corporation
5 Independence Way
Princeton, New Jersey 08543
All directors and executive officers as a group (13
persons)(10)..........................................         3,741,643                    26.6%

---------------
  *  Less than 1%

 (1) Includes 20,000 shares subject to options exercisable within 60 days.

 (2) Includes 16,665 shares subject to options exercisable within 60 days.

 (3) Includes 123,457 shares subject to options exercisable within 60 days.

 (4) Includes 836 shares subject to options exercisable within 60 days.

 (5) Includes 123,457 shares subject to options exercisable within 60 days.

 (6) Includes 123,457 shares subject to options exercisable within 60 days.

 (7) Includes 36,108 shares subject to options exercisable within 60 days and 20,000 shares owned jointly, with his spouse.

 (8) Includes 33,333 shares subject to options exercisable within 60 days.

 (9) Includes 123,457 shares subject to options exercisable within 60 days.

(10) Includes an aggregate of 600,770 shares subject to options exercisable within 60 days.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     The Compensation Committee consisted of David Brodsky, Howard Shecter and Al Angrisani. Mr. Angrisani, in addition to being a director, is also Chief Executive Officer. In April 1999, Messrs. Brodsky and Shecter began to work for the Company as consultants on a part-time basis. As a result of their becoming employee directors, the Compensation Committee will be reconstituted for fiscal 2000. No executive officer of the Company served on the compensation committee of another entity or on any other committee of the board of directors of another entity performing similar functions during the last fiscal year.

COMPLIANCE WITH SECTION 16(A) OF THE SECURITIES EXCHANGE ACT OF 1934

     Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's directors and executive officers and persons who beneficially own more than ten percent of the Company's Common Stock to report their ownership of and transactions in the Company's Common Stock to the Securities and Exchange Commission and The Nasdaq National Stock Market. Copies of these reports are also required to be supplied to the Company. The Company believes, based solely on a review of the copies of such reports received by the Company, that all applicable Section 16(a) reporting requirements were complied with during 1999.

                   INFORMATION CONCERNING EXECUTIVE OFFICERS

     The following table provides certain information as of October 1, 1999, about each of the Company's executive officers.

NAME                                                     POSITION(S) WITH COMPANY
----                                                     ------------------------
Albert Angrisani.....................  President, Chief Executive Officer and Director
Doug Berdie..........................  Division President -- Strategic Marketing Services
Theresa Flanagan.....................  Division President -- Customer Loyalty Division
Jane B. Giles........................  Corporate Secretary
William Guerin.......................  Vice President of Business Development
Kristy Hedberg.......................  President and Chief Operating Officer of Blinke(TM), Inc.

NAME                                                     POSITION(S) WITH COMPANY
----                                                     ------------------------
Patti Hoffman........................  Chief Administrative Officer
Chris Kuever.........................  Senior Vice President and Director of Global Operations
Mark Nissenfeld, Ph.D................  Division President -- Global Life Sciences Division
                                       President -- The Idea Farm, Inc.
Eric Zissman.........................  Chief Financial Officer and Treasurer

     The business experience, principal occupation, employment and certain other information concerning each of the Company's executive officers is set forth below. Information regarding the business experience of Messrs. Angrisani, Brodsky and Shecter is set forth above under the caption "Election of Directors".

     Doug Berdie has been President of Strategic Marketing Services since November 1998. He joined the Company in February 1989 and served as Director of Research from 1989 to 1998.

     Theresa Flanagan became President of the Customer Loyalty division of the Company in July 1996. Ms. Flanagan joined the Company in 1983 and served as Senior Vice President from June 1993 to July 1996.

     Jane B. Giles has been Corporate Secretary since July 1, 1999. She joined the Company in April 1997 as Human Resources Manager. Prior to joining the Company she had been with Mobil Oil Corporation for 20 years as a Human Resources Specialist.

     William Guerin joined the Company in July 1999 as Vice President of Business Development. Prior to opening his own consulting firm in August 1998, he served as Manager of Sales Performance for Pennsylvania Power and Light Company, Inc. from 1996 to 1998.

     Kristy Hedberg joined the Company in June 1999 as President and Chief Operating Officer of Blinke(TM), Inc., a wholly owned subsidiary of the Company. Prior to joining the Company she was sole proprietor of Kristy Hedberg, Inc. a new media company.

     Patti Hoffman assumed the position of Chief Administrative Officer effective July 1, 1999. Since June 1996 she had been President of the U .S. Regional Offices division of the Company. Ms. Hoffman joined the Company in February 1995 as Vice President -- Human Resources. Prior to that time, Ms. Hoffman was an independent human resources consultant.

     Chris Kuever became Senior Vice President and Director of Global Operation in January 1999. He joined the Company March 1989 and most recently was Vice President and Director of Data Processing.

     Mark Nissenfeld, Ph.D., became President of the Global Life Sciences division of the Company in July 1996. Dr. Nissenfeld joined the Company in June 1993 as Research Director of the Company and Managing Director of the Life Sciences division. Effective April 1999 he assumed the additional responsibility as President of The Idea Farm, Inc. a wholly owned subsidiary of the Company.

     Eric Zissman, the son of Lorin Zissman, has been Chief Financial Officer and Treasurer of the Company since October 1996. He has taken on the additional responsibility of Corporate Development Officer. Mr. Zissman joined the Company in 1988 and served as Vice President -- Accounting from June 1993 to October 1996.

                      REPORT OF THE COMPENSATION COMMITTEE
                           ON EXECUTIVE COMPENSATION

     The Compensation Committee reviews and approves the compensation of executives of the Company and such other employees of the Company as assigned thereto by the Board and makes recommendations to the Board with respect to standards for setting compensation levels. The Compensation Committee adopted the Report on Executive Compensation set forth below.

REPORT ON EXECUTIVE COMPENSATION

     The Company's executive compensation for fiscal 1999 consisted of two primary components: base salary and bonus. The base salary and bonus of the Named Executive Officers, as well as Kristy Hedberg, is established in such officer's employment agreement. See "Certain Relationships and Related Transactions -- Employment Agreements".

     The salary and bonus components of the Company's executive compensation are together designed to facilitate fulfillment of the following compensation objectives: (i) retaining competent management; (ii) rewarding management for the attainment of short and long term accomplishments; (iii) aligning the interests of management with those of the Company's stockholders; and (iv) relating executive compensation to the achievement of the Company's goals and financial performance.

     Base Salary. The base salary of each of the Named Executive Officers in fiscal 1999 was paid in accordance with the terms of their respective employment agreements.

     Bonuses. The Compensation Committee believes that the awarding of annual bonuses provides an incentive and reward for short-term financial success and long-term Company growth. The bonus component of the long-term employment agreements of each of the Executive Officers is intended to link compensation in significant part to the Company's financial performance and the attainment of the Company's goals. The bonus earned by each of the Executive Officers was calculated in accordance with a formula set forth in such officer's employment agreement which entitles such officer to a bonus based on their business unit and/or Company's financial performance for each fiscal year. See "Certain Relationships and Related Transactions -- Employment Agreements".

     Incentive Stock Options. The Company uses incentive stock options as a long-term, non-cash incentive and to align the long-term interests of executive officers and stockholders of the Company. Stock options are awarded based upon the market price of the Common Stock on the date of grant and are linked to future performance of the Company's stock because they do not become valuable to the holder unless the price of the Company's stock increases above the price on the date of grant. The number of options granted to an executive officer as a form of non-cash compensation is determined by the following factors: (i) the number of stock options previously granted to an Executive Officer; (ii) the Executive Officer's remaining options exercisable; and (iii) the value of those remaining stock options as compared to the anticipated value that an Executive Officer will add to the Company in the future. The Compensation Committee approved and recommended to the Board that certain outstanding stock options which were originally issued inadvertently as non-qualified options be classified as incentive stock options, which was the Committee's original intent. The Board approved this recommendation as well as the extension of the vesting period of these incentive stock options to more closely conform to and support the Company's long-term financial goals.

     Compensation of the Chief Executive Officer. The compensation package of Mr. Angrisani, the Company's President and Chief Executive Officer, consists primarily of base salary and bonus components. The levels of base salary and bonus, as well as the factors considered in determining such levels, are established by Mr. Angrisani's Employment Agreement and the Compensation Committee.

     In fiscal 1999, Mr. Angrisani earned a base salary of $175,000 and an estimated bonus of $125,000. In addition, pursuant to his Employment Agreement, Mr. Angrisani receives certain other customary perquisites and benefits. As of October 1, 1999, Mr. Angrisani beneficially owned 520,000 options subject to certain forfeiture and performance contingencies, and 430,000 incentive stock options were granted to Mr. Angrisani on April 6, 1999. The vesting of the additional 430,000 options is contingent upon meeting designated performance goals.


                                 Albert Angrisani, David Brodsky, Howard Shecter

                             EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

     The following table sets forth compensation earned, whether paid or deferred, by each Named Executive Officer for services rendered in all capacities to the Company during the fiscal years ended June 30, 1997, 1998 and 1999.

                                                                LONG-TERM COMPENSATION
                                   ANNUAL COMPENSATION                  AWARDS             ALL OTHER
                             -------------------------------    SECURITIES UNDERLYING     COMPENSATION
NAME AND PRINCIPAL POSITION  YEAR    SALARY ($)    BONUS ($)         OPTIONS (#)              ($)
---------------------------  ----    ----------    ---------    ----------------------    ------------
Albert Angrisani...........  1999     175,000       125,000            430,000(3)            12,000(4)
President and Chief          1998     175,000(2)     43,900                 --                   --
  Executive Officer(1)       1997     120,000(2)     40,000            335,000(5)                --
Eric Zissman...............  1999     140,000        46,563                 --               10,140(6)
  Chief Financial Officer
     and                     1998     120,000        32,900                 --               17,066(7)
  Treasurer                  1997     100,000        40,000            250,000(5)             4,075(8)
Patti Hoffman..............  1999     140,000        40,000                 --               10,140(6)
  Chief Administrative
     Officer                 1998     120,000        32,800                 --                4,140(8)
  Offices division           1997     100,000        40,000            250,000(5)             4,229(8)
Mark Nissenfeld, Ph.D......  1999     155,847             0                 --               12,000(6)
  President -- Global        1998     120,000        32,000                 --                4,140(8)
  Health Care division       1997     110,000        40,000            250,000(5)             4,750(8)
Theresa Flanagan...........  1999     134,480        44,300                 --               10,034(6)
  President -- Customer      1998     120,000         6,000                 --                3,695(8)
  Loyalty division           1997     100,000        40,000            250,000(5)             4,218(8)

---------------
(1) Mr. Angrisani assumed the responsibilities of President and Chief Executive Officer of the Company on July 1, 1998. Prior to July 1998, Mr. Angrisani was a consultant to the Company.

(2) Represents fees paid to Mr. Angrisani in his capacity as a consultant to the Company.

(3) Represents Incentive Stock Options granted to Mr. Angrisani. See "Report on Executive Compensation -- Compensation of the Chief Executive Officer."

(4) Represents Mr. Angrisani's car allowance.

(5) The Company granted 250,000 stock options to each of Mr. Angrisani, Mr. Zissman, Ms. Hoffman, Dr. Nissenfeld, and Ms. Flanagan upon the execution of their respective employment agreements with the Company during fiscal 1997. See "Report on Executive Compensation -- Incentive Stock Options".


(6) Represents the Company's match on employee 401(k) contributions and car allowance.


(7) Represents the Company's match on employee 401(k) contributions and payment for accrued but unused vacation days.


(8) Represents the Company's match on 401(k) contributions.

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND VALUE OF OPTIONS AT FISCAL YEAR END

                         NUMBER OF                       NUMBER OF SECURITIES             VALUE OF UNEXERCISED
                          SHARES                        UNDERLYING UNEXERCISED          IN-THE-MONEY OPTIONS AT
                        ACQUIRED ON      VALUE        OPTIONS AT FISCAL YEAR-END           FISCAL YEAR-END(1)
NAME                     EXERCISE     REALIZED($)   (EXERCISABLE/UNEXERCISABLE)(#)   (EXERCISABLE/UNEXERCISABLE)($)
----                    -----------   -----------   ------------------------------   ------------------------------
Angrisani, Albert.....        --             --         20,000/930,000                  26,250/2,121,250
Flanagan, Theresa.....        --             --        123,457/126,543                   378,087/387,538
Hoffman, Patti........    27,889        108,070        123,457/126,543                   378,087/387,538
Nissenfeld, Mark......    23,842         68,546        123,457/126,543                   378,087/387,538
Zissman, Eric.........    19,433         55,870        123,457/126,543                   378,087/387,538

---------------
(1) Market value of underlying shares of Common Stock, based on the average of the high and low sales price ($3.875), on June 30, 1999, minus the aggregate exercise price.

                               PERFORMANCE GRAPH

     The following graph depicts the cumulative total return on the Company's Common Stock compared to the cumulative total return for the Nasdaq Composite Index and the Nasdaq Industrial Index. The graph assumes an investment of $100 on June 30, 1994. Reinvestment of dividends is assumed in all cases. [PERFORMANCE GRAPH]

                                                NASDAQ COMPOSITE INDEX      NASDAQ INDUSTRIAL INDEX    TOTAL RESEARCH STOCK PRICE
                                                ----------------------      -----------------------    (EVALUATED AT $100.00 PER
                                                                                                                 SHARE)
                                                                                                       --------------------------
1/31/94                                                 100.00                      100.00                       100.00
2/28/94                                                  99.00                       99.61                        80.61
3/31/94                                                  92.88                       92.98                        72.07
4/28/94                                                  91.68                       91.23                        72.27
5/31/94                                                  91.84                       89.05                        67.05
6/30/94                                                  88.19                       85.24                        59.32
7/29/94                                                  90.22                       85.98                        55.32
8/31/94                                                  95.65                       92.05                        46.98
9/30/94                                                  95.48                       92.79                        52.54
10/31/94                                                 97.13                       94.02                        54.98
11/30/94                                                 93.73                       90.28                        47.39
12/30/94                                                 93.94                       89.97                        59.32
1/31/95                                                  94.35                       89.50                        59.32
2/23/95                                                  99.16                       92.73                        67.80
3/31/95                                                 102.09                       95.68                       135.59
4/28/95                                                 105.44                       96.85                       133.69
5/31/95                                                 108.01                       98.65                       119.05
6/30/95                                                 116.61                      105.63                       134.10
7/31/95                                                 125.08                      113.77                       123.32
8/31/95                                                 127.44                      114.67                       117.08
9/29/95                                                 130.37                      117.16                       137.80
10/31/95                                                129.43                      112.28                       114.78
11/30/95                                                132.32                      115.91                       107.25
12/29/95                                                131.44                      115.13                       101.69
1/31/96                                                 132.40                      115.71                        73.36
2/29/96                                                 137.43                      120.09                        67.80
3/29/96                                                 137.59                      122.31                        76.27
4/30/96                                                 148.73                      133.53                        82.98
5/31/96                                                 155.34                      141.28                        96.71
6/28/96                                                 148.04                      132.53                       104.20
7/31/96                                                 134.99                      117.60                        72.03
8/30/96                                                 142.60                      125.42                        65.67
9/30/96                                                 153.27                      132.19                        67.80
10/31/96                                                152.60                      128.49                        55.08
11/27/96                                                160.82                      133.18                        46.61
12/31/96                                                161.29                      132.43                        52.96
1/31/97                                                 172.38                      138.32                        72.03
2/28/97                                                 163.53                      130.87                        59.32
3/31/97                                                 152.63                      121.50                        65.67
4/30/97                                                 157.50                      118.98                        67.80
5/30/97                                                 174.94                      135.36                        76.27
6/30/97                                                 180.15                      141.15                        72.03
7/31/97                                                 199.11                      150.44                        86.86
8/29/97                                                 198.30                      153.23                        97.46
9/30/97                                                 210.59                      164.13                       120.75
10/31/97                                                199.08                      151.41                       118.84
11/28/97                                                199.95                      149.24                       114.41
12/31/97                                                196.18                      145.73                        99.57
1/30/98                                                 202.30                      144.74                       105.93
2/27/98                                                 221.19                      156.43                       118.52
3/31/98                                                 229.32                      162.52                       135.59
4/30/98                                                 233.41                      165.81                       228.81
5/29/98                                                 222.23                      158.83                       197.03
6/30/98                                                 236.70                      159.21                       245.76
7/31/98                                                 233.96                      150.25                       211.86
8/31/98                                                 187.28                      115.64                       186.44
9/30/98                                                 211.61                      123.14                       182.20
10/30/98                                                221.31                      133.10                       161.02
11/30/98                                                243.55                      145.04                       158.89
12/31/98                                                273.93                      155.66                       161.02
1/29/99                                                 313.11                      168.03                       207.63
2/26/99                                                 285.83                      155.61                       182.20
3/31/99                                                 307.53                      165.49                       167.37
4/30/99                                                 317.67                      177.86                       258.47
5/28/99                                                 308.62                      175.38                       250.00
6/30/99                                                 335.60                      194.66                       271.19
7/30/99                                                 329.62                      189.23                       237.29
8/31/99                                                 342.22                      184.69                       220.34

     The comparisons on the graph above are required by the Securities and Exchange Commission and are not intended to forecast or be indicative of possible future performance of the Company's Common Stock.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

EMPLOYMENT AGREEMENTS

     The Company has an employment agreement with Albert Angrisani, pursuant to which he serves as President and Chief Executive Officer of the Company for a three year term ending June 30, 2001, at an annual salary of $175,000, subject to adjustment by the Executive Committee of the Board of Directors in fiscal years 2000 and 2001. Mr. Angrisani is also entitled to receive a bonus of up to $125,000 per annum based upon the Company's financial performance. If Mr. Angrisani's employment is terminated by the Company for any reason other than Cause (as defined therein) or disability or following a Change in Control (as defined therein), or Mr. Angrisani terminates his employment for Good Reason (as defined therein), then the Company is obligated to pay him a lump sum cash severance payment of $1,000,000, in addition to continuing to provide all employee benefits to Mr. Angrisani and his family for the remainder of the Term (as defined therein) and all options held by Mr. Angrisani would vest immediately. Mr. Angrisani has agreed not to engage in a Competing Business (as defined therein) during the Term and for a period of one year thereafter, subject to certain exceptions. Mr. Angrisani's employment agreement provides for three non-collateralized annual loans of $100,000 each from the Company. The entire principal and interest on such loans is due on June 30, 2001; provided, that the entire amount may forgiven under certain circumstances described in Mr. Angrisani's employment agreement.

     The Company has entered into an employment agreement with each of Eric Zissman, Theresa Flanagan, Patti Hoffman, and Mark Nissenfeld, pursuant to which each serves as an executive officer of the Company for a two and one-half year term ending June 30, 2000. Each of such executive officers is entitled to participate in all benefit plans and performance bonuses offered by the Company. Each such executive officer has agreed not to solicit any of the Company's clients or employees for a period of one year following the termination of his or her respective employment agreement. Each such executive officer was granted 250,000 stock options made pursuant to the original employment agreement.

AGREEMENTS WITH OTHER EMPLOYEE DIRECTORS

     The Company has employment agreements with certain of its executive officers. See "Report on Executive Compensation". In addition, Messrs. Brodsky and Shecter have employment agreements for the period of April 1, 1999 through June 30, 2000, for $75,000 and $50,000, respectively, to compensate them for their active participation in specific aspects of the Company's business. Additionally, Messrs. Brodsky and Shecter were granted 300,000 and 250,000 incentive stock options, respectively. The vesting of these options is contingent upon meeting certain designated performance goals. Mr. Brodsky is involved in developing the Company's e-commerce business through Blinke(TM), Inc. (a new wholly owned subsidiary of the Company) and Mr. Shecter directs the Company's corporate development program.

                                PROPOSAL NO. 3:

              AMENDMENT OF COMPANY'S CERTIFICATE OF INCORPORATION
          TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK

                           (Item 3 on the proxy card)

     The Board of Directors has unanimously approved and recommended for stockholder approval an amendment to the Certificate of Incorporation to increase the number of shares of Common Stock, $.001 par value, which the Company is authorized to issue, from 20,000,000 shares to 50,000,000 shares, the text of which is set forth in Exhibit B hereto (the "Common Stock Amendment"). Under Delaware law, the amendment will become effective upon stockholder approval and filing of the amendment to the Certificate of Incorporation.

     The Company at present has authorized capital stock consisting of 20,000,000 shares of Common Stock, $.001 par value per share. On October 1, 1999, 11,788,185 shares of Common Stock were issued.

     On July 1, 1998, the Company closed an agreement with a number of investors, pursuant to which the investors purchased an aggregate of 1,000,000 shares of the Company's Common Stock at a price of $2.25 per share, and the Company issued options, exercisable at any time within five (5) years from the issuance thereof, to purchase an aggregate of 250,000 shares of the Company's Common Stock at an exercise price of $2.25 per share.

     As a result of this transaction, the number of authorized, non-reserved shares of Common Stock available for issuance by the Company in the future has been reduced. Hence, the Company's flexibility with respect to possible future stock splits, equity financings, stock-for-stock acquisitions, stock dividends or other transac-tions that involve the issuance of Common Stock of the Company has been reduced. The proposed amendment to increase the number of authorized shares of Common Stock will, if adopted, preserve the Company's ability to take such actions. The Company has no current plans or proposals for the issuance of additional shares of Common Stock. Subject to compliance with applicable laws and regulations, the Board of Directors in most instances could authorize the issuance of all or part of such shares at any time for any proper corporate purpose without further stockholder action, although certain large issuances of shares may require stockholder approval to maintain the listing of the Common Stock under the Nasdaq listing provisions.

     The availability for issuance of the additional shares of Common Stock and any issuance thereof, or both, could render more difficult or discourage an attempt to obtain control of the Company by means of a tender offer or proxy contest directed at the Company. Thus, the amendment could be characterized as having an anti-takeover effect.

     The affirmative vote of the holders of a majority of the issued and outstanding shares of Common Stock entitled to vote at the Annual Meeting is required for approval of the amendment to the Certificate of Incorporation to increase the number of authorized shares of Common Stock to 50,000,000.

     The Board of Directors unanimously recommends you vote FOR this proposal.

                                PROPOSAL NO. 4:

                           APPROVAL OF AMENDMENTS TO
                           1995 STOCK INCENTIVE PLAN

                           (Item 4 on the proxy card)

     At the Annual Meeting, the stockholders will be asked to approve two amendments to the Company's 1995 Stock Incentive Plan as Amended and Restated Effective September 23, 1998, the text of which is set forth on Exhibit C hereto (the "1995 Plan"). The Company's Board of Directors resolved to increase, effective April 6, 1999, the maximum number of shares of common stock of the Company ("Common Stock") that may be issued under the 1995 Plan from 2,500,000 to 4,000,000, and to increase, effective April 6, 1999, the maximum number of shares that may be issued under options granted to any individual employee from 250,000 over the life of the 1995 Plan to 450,000 over any one-year period. The Board of Directors amended the 1995 Plan effective April 6, 1999, in order to
(i) reflect the increase in the maximum number of shares that may be issued under the 1995 Plan to 4,000,000; and (ii) provide that the maximum number of shares that may be issued under options granted to any individual employee under the 1995 Plan over a one-year period is 450,000. Approval of these amendments to the 1995 Plan requires the affirmative vote of the holders of a majority of the shares present, in person or by proxy, at the Annual Meeting and entitled to vote.

     The Board of Directors believes that the 1995 Plan as amended is necessary for the Company to attract and retain the services of selected employees and officers (collectively, "Key Employees") and directors and consultants (together with Key Employees, "Eligible Individuals") and to motivate them to exercise their best efforts on behalf of the Company and any subsidiary or parent of the Company (a "Related Corporation"). The 1995 Plan provides for the issuance of restricted stock and the granting of incentive stock options ("ISOs") within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), non-qualified stock options ("NQSOs"), stock bonuses, and stock appreciation rights ("SARs") to Eligible Individuals of the Company and any Related Corporation.


     The Company has two additional plans which provide for the granting of options: (i) a plan established in 1986 for the granting of ISOs and NQSOs to Key Employees, non-employee directors, and consultants of the Company (the "1986 Plan"); and (ii) a plan established effective August 1996 for the issuance of restricted stock and the granting of ISOs, NQSOs, stock bonuses, and SARs to Key Employees, non-employee directors, and consultants of Total Research, Ltd., the Company's London affiliate (the "Ltd. Plan"). The 1995 Plan supplements the 1986 and the Ltd. Plans for the following reasons: (i) the 1986 Plan, by its terms, does not permit options to be granted after June 30, 1996; and (ii) awards under the Ltd. Plan may only be made to certain foreign employees of the Company.

SUMMARY OF THE 1995 PLAN

     The following description of the 1995 Plan is intended merely as a summary of its principal features and is qualified in its entirety by reference to the provisions of the 1995 Plan itself:

     1. Stock Available Under Plan. The 1995 Plan authorizes up to an aggregate of 4,000,000 shares of the Company's Common Stock for the granting of ISOs, NQSOs, restricted stock, and stock bonus awards. No more than 450,000 shares of Common Stock are available for options granted to any one Key Employee under the 1995 Plan over any one-year period. (A Key Employee or an Eligible Individual who receives an option grant is hereinafter referred to as an "Optionee.") Authorized but unissued shares or reacquired shares may be issued under the 1995 Plan, and the Company may purchase shares required for this purpose, from time to time, if it deems such purchase to be advisable.

     The closing price of a share of Company Common Stock on the NASDAQ SmallCap Market on September 30, 1999, was $3.41.

     2. Administration. The 1995 Plan is administered by the Compensation Committee (the "Committee"), whose members are designated by the Company's Board of Directors. The Committee must consist of at least two directors who are "non-employee" directors within the meaning of Rule 16b-3 under the Securities Exchange Act of 1934, as amended (the "Exchange Act"). In addition, each member of the Committee must also be an "outside director" within the meaning of Treasury Regulation sec.1.162-27(e)(3) or any successor provision. If the Committee does not consist solely of two or more non-employee directors (within the meaning of Rule 16b-3), each option must be approved by the full Board. The Committee has the authority to (i) select the Eligible Individuals to be granted awards under the 1995 Plan; (ii) grant options, SARs, stock bonuses, and issue restricted stock on behalf of the Company; and (iii) set the date of grant and other terms of awards made under the 1995 Plan, including the times and the price at which options will be granted. The Committee has no discretion with respect to NQSOs granted to non-employee directors under the formula discussed below.

     3. Eligibility. Only employees of the Company and/or a related corporation are eligible to receive ISOs under the 1995 Plan. NQSOs may be granted to all Eligible Individuals. As of June 30, 1999, there were approximately 220 employees eligible to receive ISOs and approximately 220 individuals eligible to receive NQSOs. Non-employee directors of the Company are eligible to receive NQSOs under the 1995 Plan in accordance with a formula discussed below. As of June 30, 1999, there were approximately three non-employee directors eligible for participation in the 1995 Plan. Consultants to the Company are also eligible to receive awards under the 1995 Plan. As of June 30, 1999, no consultants were eligible to participate in the 1995 Plan.

     4. Options Granted to Employees and Consultants. The exercise price of options granted to employees and consultants under the 1995 Plan is determined by the Committee, and must be at least equal to the fair market value of the shares of Common Stock on the date of grant (110% of fair market value for an ISO granted to a more than 10% shareholder).

     Options granted to employees and consultants under the 1995 Plan may not extend for more than ten years from the date of grant, and become exercisable in such installments and on such dates as the Committee may specify, but not earlier than six months from the date of grant, except in limited circumstances. Options generally terminate no more than three months after the termination of the Optionee's termination of employment or consultancy, unless such termination is as a result of death or disability, in which case options remain exercisable for up to 12 months thereafter. The Committee also has discretion under the 1995 Plan to accelerate the exercisability of all or part of the unvested portion of an Optionee's options.

     The exercise price of an option is payable in cash. The Committee, in its discretion, may also permit an employee or consultant to pay the exercise price by surrendering shares of Common Stock or through a so-called broker-financed transaction. The 1995 Plan also permits the withholding of shares issuable upon the exercise of options or the delivery of previously acquired shares of Common Stock to satisfy withholding taxes.

     Options may be evidenced by a written option document containing provisions consistent with the 1995 Plan and such other provisions as the Committee deems appropriate.

     Each ISO and, unless otherwise determined by the Committee, each NQSO granted under the Plan is not transferable other than by will or pursuant to the laws of descent and distribution.

     5. Options Granted to Non-Employee Directors. The 1995 Plan provides for the grant of NQSOs to non-employee directors. Non-employee directors may receive two types of NQSO grants under the 1995 Plan. A non-employee director will receive an initial grant of an NQSO to purchase 50,000 shares of Common Stock on the date he or she first becomes a non-employee director. In addition, on the day of the Company's regular annual meeting of its shareholders, each non-employee director will receive an additional annual grant of an NQSO to purchase 10,000 shares of the Company's Common Stock.

     An initial grant of an NQSO to a non-employee director shall be exercisable in increments of 33 1/3% of such NQSO on each of the first through the third anniversaries of the date of grant. An annual grant of an NQSO to a non-employee director shall be immediately exercisable for 33 1/3% of the total number of shares covered by the option, and shall become exercisable as to an additional 2.778% of the option shares on the first day of each of the next following 24 months. The exercise price of NQSOs granted to non-employee directors is the fair market value of the shares of Common Stock on the date of grant. The exercise price may be paid in cash or by surrendering shares of Common Stock previously acquired by the non-employee director. NQSOs granted to non-employee directors expire on the earlier of (i) five years from the date of grant, or
(ii) 30 days after the last day the Optionee served as a director (12 months in the event of death).

     NQSOs granted to non-employee directors are not transferable or assignable, other than by will or pursuant to the laws of descent and distribution.

     6. Stock Bonus Awards. The 1995 Plan provides for the award of shares of Common Stock as stock bonuses. Shares awarded as a bonus shall be subject to any terms, conditions, and restrictions determined by the Committee, such as restrictions regarding the transferability and the forfeiture of the shares awarded. The Committee may require the recipient of a stock bonus award to sign an agreement as a condition of the award. The agreement may contain any terms, conditions, restrictions, representations, and warranties required by the Committee.

     7. Restricted Stock. The 1995 Plan also provides for the issuance of shares of Common Stock subject to restrictions. The Committee may issue shares of restricted stock for consideration that may be less than the fair market value of the shares at the time of issuance. Shares of restricted stock issued under the 1995 Plan shall be subject to any terms, conditions, and restrictions required by the Committee, and shall be issued pursuant to a purchase agreement executed by the Company and the prospective recipient of the shares prior to the delivery of certificates representing such shares.

     8. Stock Appreciation Rights ("SARs"). The Committee may also issue SARs under the 1995 Plan. Each SAR shall entitle the holder, upon exercise, to receive an amount equal to the excess of the fair market value on the date of exercise of one share of the Company's Common Stock over its fair market value on the date of grant (or, in the case of an SAR granted in connection with an option, the excess of the fair market value of one share of Common Stock over the option price per share under the option to which the SAR relates), multiplied by the number of shares covered by the SAR (or the option) that is surrendered.

     An SAR shall be exercisable only at the time or times established by the Committee. The Committee may withdraw any SAR granted under the 1995 Plan at any time and may impose conditions upon the exercise of an SAR or adopt rules and regulations affecting the rights of holders of SARs.

     9. Effective Date; Duration. The 1995 Plan, as amended and restated, became effective on September 23, 1998. The 1995 Plan automatically terminates on April 15, 2006, and no further awards may be made under the 1995 Plan thereafter. The 1995 Plan may be amended, suspended or terminated at any time by the Board, provided that, without shareholder approval, no such amendment may
(i) change the class of persons
eligible to receive ISOs, (ii) increase the maximum number of shares of Common Stock authorized for issuance of ISOs, or (iii) extend the duration of the 1995 Plan with respect to any ISOs granted thereunder. Requisite shareholder approval is also required for any amendment that would require shareholder approval under
Section 162(m) of the Code, or under the rules of the market on which the Company's Common Stock is listed.

     10. Option Grants Under the 1995 Plan. The Aggregated Option Exercises in Last Fiscal Year and Fiscal Year End Option table on Page 10 sets forth the benefits received by or allocated to each of the Named Executive Officers under the 1995 Plan for the last completed fiscal year of the Company.

     11. Registration Statement on Form S-8. If the proposal to approve the amendments to the 1995 Plan are approved, the Company intends to file with the Securities and Exchange Commission an amendment to the Company's Registration Statement on Form S-8 relating to the 1995 Plan as amended and restated to register the additional shares of Common Stock that may be issued pursuant to the 1995 Plan.

FEDERAL INCOME TAX TREATMENT OF OPTIONS AND SARS

     Based on the advice of counsel, the Company believes that, under present federal tax laws and regulations, the principal federal income tax consequences to the Company and to the Eligible Individuals receiving ISOs, NQSOs and SARs pursuant to the 1995 Plan will be as follows.

     Upon the grant or exercise of an ISO, no income will be realized by the Optionee for federal income tax purposes (although the excess of the fair market value of the shares over the exercise price will generally be included in the Optionee's alternative minimum taxable income), and the Company will not be entitled to any deduction. If the shares received on the exercise of an ISO are not disposed of within one year following the date of the transfer of such shares to the Optionee, or within two years following the date of grant of the option, any profit realized by the Optionee upon the disposition of such shares will generally be taxed as long-term capital gain. In such event, no deduction will be allowed to the Company.

     Upon the grant of an NQSO, no income will be realized by the Optionee for federal income tax purposes. Upon the exercise of an NQSO, the amount by which the fair market value of the shares at the time of exercise exceeds the exercise price will be taxed as ordinary income to the Optionee, and the Company will be entitled to a corresponding deduction.

     Upon the grant of an SAR, no income will be realized by the recipient for federal income tax purposes, and the Company will not be entitled to a deduction. Upon the exercise of an SAR granted in connection with an option, the Optionee recognizes ordinary income as of the date of exercise in an amount equal to the excess of the fair market value of the Common Stock on the date of exercise over the exercise price of the option to which such SAR relates. Upon the exercise of an SAR not granted in connection with an option, the Optionee recognizes ordinary income as of the date of exercise in an amount equal to the excess of the fair market value of one share of Common Stock on the date of exercise over its fair market value on the date of grant, multiplied by the number of shares covered by the SAR that are exercised.

     Section 162(m) of the Code limits the extent to which the remuneration paid to the Chief Executive Officer and the four highest compensated executives (other than the Chief Executive Officer) (collectively, the "Covered Employees") is deductible by a corporation when the annual remuneration for any of these officers exceeds $1,000,000 in a calendar year. Remuneration for purposes of
Section 162(m) includes cash compensation and noncash benefits paid for services (including, with respect to NQSOs, the difference between the exercise price and the market value of the stock at the time of exercise), subject to certain exclusions. A limitation on the maximum number of shares of Company Common Stock with respect to which options may be granted to an Eligible Individual who is an employee of the Company or a Related Corporation is provided in the 1995 Plan so that (i) the spread upon exercise of NQSOs would not be treated as remuneration for purposes of Section 162(m), and (ii) if any remuneration paid to any of the Covered Employees exceeds $1,000,000 in the future, any compensation recognized upon the exercise of NQSOs granted under the 1995 Plan would be deductible by the Company. This limitation on the maximum number of shares of Common Stock with respect to which options may be granted to an employee over a one-year period is 450,000 shares of Common Stock. However, the exemption from the deduction limit of Section 162(m) of the Code will be available only with respect to options granted while the Plan (i) is administered by a Committee consisting of at least two directors, all of whom are "outside directors" within the meaning of Treasury Regulation sec.1.162-27(e)(3) or any successor thereto, and (ii) satisfies the stockholder approval requirements of Treasury Regulation sec.1.162-27(e) or any successor thereto.

     Various additional tax consequences apply to the granting and exercise of SARS and options and to the disposition of shares acquired thereunder, but such consequences are beyond the scope of this summary. The foregoing does not purport to be a complete summary of the effect of federal income taxation upon holders of options or SARs or upon the Company. It also does not reflect provision of the income tax laws of any municipality, state, or foreign country in which an Optionee may reside.

VOTE REQUIRED FOR APPROVAL

     Approval of the amendments to the 1995 Plan requires the approval of the holders of a majority of the Company's Common Stock present, in person or by proxy, at the Annual Meeting and entitled to vote.

     The Board of Directors unanimously recommends you vote FOR this proposal.

                                PROPOSAL NO. 5:

              RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

                           (Item 5 on the proxy card)

     The Board of Directors has appointed Ernst & Young LLP ("Ernst & Young") as independent auditors to audit the financial statements of the Company for the fiscal year ending June 30, 2000, subject to ratification by the Company's stockholders at the Annual Meeting. Ernst & Young began to serve as independent auditors for Total Research following the Company's dismissal of Amper, Politzimer & Mattia ("APM"), effective on October 22, 1998. If the stockholders reject the appointment, the Board will reconsider its selection. If the stockholders ratify the appointment, the Board, in its sole discretion, may still direct the appointment of new independent auditors at any time during the year if the Board believes that such a change would be in the best interests of the Company. The Company has been advised that a representative of Ernst & Young will be present at the Annual Meeting, will have the opportunity to make a statement if he or she wishes, and is expected to be available to respond to appropriate questions.

DISMISSAL OF FORMER ACCOUNTANT


     Effective on October 22, 1998, Total Research dismissed Amper, Politzimer & Mattia as the Company's principal independent accountants. The decision to change independent accountants was recommended by the Audit Committee of the Company's Board of Directors.


     The reports of APM on the Company's financial statements as of and for each of the fiscal years ended June 30, 1997 and 1998 did not contain an adverse opinion or disclaimer of opinion, nor were such reports qualified or modified as to uncertainty, audit scope or accounting principles. In connection with audits of the financial statements of the Company for the years ended June 30, 1997 and 1998 and during the interim period through the date of APM's dismissal, there were no disagreements between the Company and APM on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedures which, if not resolved to APM's satisfaction, would have caused APM to make reference to such matter in its reports. Further, during such periods, there were no events of the type required to be reported pursuant to Item 304(a)(1)(iv) of Regulation S-K.

ENGAGEMENT OF NEW ACCOUNTANT

     On or about the date of the dismissal of APM, the Company appointed Ernst & Young as the Company's new independent accountants.

     During the Company's two most recent fiscal years or any subsequent interim period prior to engaging Ernst & Young, neither the Company nor anyone on its behalf consulted Ernst & Young regarding (i) the application of accounting principles to any transaction; or the type of audit opinion that might be rendered on the Company's financial statements, or (ii) any matter that was either the subject of a disagreement or an event required to be reported pursuant to Item 304(a)(1)(iv) of Regulation S-K.

     The Board recommends that you vote FOR this proposal.

                                FISCAL YEAR 1999
                          ANNUAL REPORT AND FORM 10-K

     A COPY OF THE FISCAL YEAR 1999 ANNUAL REPORT ACCOMPANIES THIS PROXY STATEMENT. THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED JUNE 30, 1999, AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, CONTAINS DETAILED INFORMATION CONCERNING THE COMPANY AND ITS OPERATIONS. THE COMPANY WILL PROVIDE TO ANY STOCKHOLDER A COPY OF THE FORM 10-K, WITHOUT CHARGE, UPON WRITTEN REQUEST TO TOTAL RESEARCH CORPORATION, 5 INDEPENDENCE WAY, PRINCETON, NEW JERSEY, 08543,
ATTN: INVESTOR RELATIONS.

                             ADDITIONAL INFORMATION

OTHER BUSINESS

     The Board does not expect any business to come up for stockholder vote at the Annual Meeting other than the items raised in this Proxy Statement. If other business is properly raised, your proxy card authorizes the people named as proxies to vote as they think best.

PEOPLE WITH DISABILITIES

     We can provide reasonable assistance to help you participate in the Annual Meeting if you tell us about your disability and your plan to attend the Annual Meeting. Please call or write the Secretary at least two weeks before the Annual Meeting at the number or address under the section titled "Questions?" below.

OUTSTANDING SHARES

     On October 1, 1999, 11,788,185 shares of Common Stock were outstanding. Each share has one vote.

HOW WE SOLICIT PROXIES

     In addition to mailing, Total Research employees may solicit proxies personally, electronically, or by telephone. Total Research pays the costs of soliciting this proxy.

STOCKHOLDER PROPOSALS FOR NEXT YEAR

     Any stockholder proposal which is intended to be presented at the Company's 2000 Annual Meeting of Stockholders must be received at the Company's principal executive offices, 5 Independence Way, Princeton, NY 08543, Attention: Corporate Secretary, by no later than July 12, 2000, if such proposal is to be considered for inclusion in the Company's proxy statement and form of proxy relating to such meeting, which meeting the Company expects will be held in December 2000. Any such proposals must comply in all respects with the rules and regulations of the Commission. Stockholders of the Company who intend to bring business before the Annual Meeting must also comply with the applicable procedures set froth in the Company's By-laws. The Company will furnish copies of such By-law provisions upon written request to the Secretary's Office at the aforementioned address.

QUESTIONS?

     If you have questions or need more information about the Annual Meeting, write to:

     Corporate Secretary
     Total Research Corporation
     5 Independence Way
     Princeton, New Jersey 08543
     Attn: Corporate Secretary

     or call us at (609) 520-9100.

                                 OTHER BUSINESS

     The Annual Meeting is being held for the purposes set forth in the Notice which accompanies this Proxy Statement. The Board is not presently aware of business to be transacted at the Annual Meeting other than as set forth in the Notice.

                                          By Order of the Board of Directors,

                                          /s/ David Brodsky
                                          --------------------------------------
                                          David Brodsky
                                          Chairman of the Board

Princeton, New Jersey

November 9, 1999

                      [This page intentionally left blank]

                           TOTAL RESEARCH CORPORATION

                                LIST OF EXHIBITS

Exhibit A    Proposed New Article 11 of the Certificate of Incorporation
             of Total Research Corporation
Exhibit B    Proposed New Article 4 of the Certificate of Incorporation
             of Total Research Corporation
Exhibit C    Amendment No. 1 to the Total Research Corporation 1995 Stock
             Incentive Plan

                                   EXHIBIT A

                         PROPOSED NEW ARTICLE 11 OF THE
           CERTIFICATE OF INCORPORATION OF TOTAL RESEARCH CORPORATION

     11. The property, business and affairs of the corporation shall be managed and controlled by the board of directors. The number of directors of the corporation shall be initially fixed at seven and may thereafter be changed from time to time by action of not less than a majority of the members of the board then in office.

     The board of directors shall be divided into three classes, with the term of office of one class expiring each year. At the annual meeting of stockholders in 1999, two directors of the first class shall be elected to hold office for a term expiring at the next succeeding annual meeting, two directors of the second class shall be elected to hold office for a term expiring at the second succeeding annual meeting and three directors of the third class shall be elected to hold office for a term expiring at the third succeeding annual meeting. Subject to the following, at each annual meeting of stockholders the successors to the class of directors whose term shall then expire shall be elected to hold office for a term expiring at the third succeeding annual meeting.

     Any vacancies in the board of directors for any reason and any newly created directorships resulting from any increase in the number of directors shall be filled by the board of directors, acting by not less than a majority of the directors then in office, although less than a quorum. Any directors so chosen shall hold office until the next election of the class for which such directors shall have been chosen and until their successors shall be elected and qualified. No decrease in the number of directors shall shorten the term of any incumbent director.

     Notwithstanding any other provisions of this Certificate of Incorporation or the By-laws of the corporation (and notwithstanding the fact that some lesser percentage may be specified by law, this Certificate of Incorporation or the By-laws of the corporation), any director or the entire board of directors may be removed only with cause and only by the affirmative vote of the holders of a majority of the outstanding shares of capital stock of the corporation entitled to vote generally in the election of directors.

                                   EXHIBIT B

                         PROPOSED NEW ARTICLE 4 OF THE
           CERTIFICATE OF INCORPORATION OF TOTAL RESEARCH CORPORATION

     4. The total number of shares which the Company shall have authority to issue is fifty million (50,000,000), all of which shall be designated Common Stock, par value $.001 per share.

                                   EXHIBIT C

                                AMENDMENT NO. 1
                                     TO THE
                           TOTAL RESEARCH CORPORATION
                           1995 STOCK INCENTIVE PLAN
             (AS AMENDED AND RESTATED EFFECTIVE SEPTEMBER 23, 1998)

     WHEREAS, Total Research Corporation (the "Company") established the Total Research Corporation 1995 Stock Incentive Plan (the "Plan"), effective April 16, 1996;

     WHEREAS, the Company most recently amended and restated the Plan effective September 23, 1998;

     WHEREAS, Section 15 of the Plan provides that, subject to certain limitations, the Board of Directors of the Company may amend the Plan at any time; and

     WHEREAS, the Company desires to amend the Plan to (i) increase the number of shares that are available under the Plan from 2,500,000 to 4,000,000; (ii) increase the maximum number of shares that may be granted to any Key Employee under the Plan; (iii) provide that no incentive stock option granted under the Plan shall be exercisable after the expiration of ten years from the date of grant of said option; and (iv) clarify the effective date of the Plan.

     NOW, THEREFORE, effective April 6, 1999, and subject to the approval of the shareholders of the Company, the Plan is hereby amended as follows:

          1. The first sentence of Section 3 of the Plan ("Shares Subject to the Plan") is hereby amended by changing the reference to "2,500,000" to "4,000,000."

          2. The first sentence of subsection (a)(ii) of Section 7.1 of the Plan ("Option Grants") is hereby amended to read as follows:

        No Key Employee shall receive Options for more than 450,000 shares of the Company's Common Stock over any one-year period, subject to adjustment as hereinafter provided.

          3. Subsection (c) of Section 7.2 of the Plan ("Duration of ISOs") is hereby amended by changing the reference to "five years" to "ten years."

          4. The first sentence of Section 17 of the Plan ("Termination of Plan") is hereby amended to read as follows:

        Unless earlier terminated as provided in the Plan, the Plan and all authority granted hereunder shall terminate absolutely at 12:00 midnight on April 15, 2006, which date is within ten (10) years after the date the Plan was approved by the shareholders of the Company, and no Options hereunder shall be granted thereafter.

                           TOTAL RESEARCH CORPORATION

              PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

                    FOR ANNUAL MEETING ON DECEMBER 8, 1999.

The undersigned stockholder of Total Research Corporation (the "Company") acknowledges receipt of Notice of Annual Meeting of Stockholders and the Proxy Statement each dated November 8, 1999 and the undersigned revokes all prior proxies and appoints Jane B. Gilies, Patti Hoffman, or either of them, as proxies for the undersigned, with full power of substitution to each, to vote all shares of Common Stock of the Company which the undersigned is entitled to vote at the Company's Annual Meeting of Stockholders to be held at the Marriott Hotel, Forrestal Center, 201 Village Boulevard, Princeton, New Jersey, at 11:00 a.m., local time, on December 8, 1999 and at any postponement(s) or adjournment(s) thereof, and the undersigned authorizes and instructs said proxies or their substitutes to vote as follows:

           (CONTINUED AND TO BE DATED AND SIGNED ON THE OTHER SIDE.)

                        ------                                        |
[X] PLEASE MARK YOUR   |                                              |
    VOTES AS IN THIS   |                                              |
    EXAMPLE            |                                               ------


                                    FOR                   WITHHOLD
                               all nominees              AUTHORITY
                              listed at right           to vote for
                           (except as marked to        all nominees
                            the contrary below)       listed at right

1. ELECTION OF DIRECTORS:           [ ]                      [ ]
   To elect the nominees
   at right to the Board
   of Directors.

NOMINEES: ALBERT ANGRISANI, DAVID BRODSKY, JOHN P. FREEMAN, GEORGE LINDEMANN, HOWARD SHECTER, J. EDWARD SCHRAWDER, LORIN ZISSMAN

(Instruction: To withhold authority to vote for any individual nominee, write the nominee's name below.)


__________________________________________

                                                        FOR   AGAINST  ABSTAIN
                                                        [ ]     [ ]     [ ]
2. AMENDMENT TO THE CERTIFICATE OF INCORPORATION
   TO PROVIDE FOR A CLASSIFIED BOARD OF DIRECTORS:
   To amend the Company's Certificate of Incorporation
   to create a classified board of directors with
   three classes:
                                                        FOR   AGAINST  ABSTAIN
3. AMENDMENT TO THE CERTIFICATE OF INCORPORATION TO      [ ]     [ ]     [ ]
   INCREASE THE NUMBER OF AUTHORIZED SHARES OF
   COMMON STOCK: To amend the Company's Certificate
   of Incorporation to increase the number of
   authorized shares of Common Stock of the
   Company from 20,000,000 to 50,000,000:
                                                        FOR   AGAINST  ABSTAIN
                                                        [ ]     [ ]     [ ]
4. APPROVAL OF AMENDMENTS TO THE 1995 STOCK INCENTIVE
   PLAN AS AMENDED AND RESTATED EFFECTIVE
   SEPTEMBER 23, 1998: To increase the number of shares of Common Stock of the Company that may be issued under the 1995 Stock Incentive Plan and to increase the maximum number of shares that may be issued as options to any individual employee:

                                                          FOR   AGAINST  ABSTAIN
                                                          [ ]     [ ]     [ ]
5. RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS:
   To ratify the Company's appointment of Ernst &
   Young LLP as independent auditors for the fiscal year ending June 30, 2000:

   and in their discretion, upon any other matters that may properly come before the meeting or any adjournments thereof.

   THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IN THE ABSENCE OF DIRECTION, THIS PROXY WILL BE VOTED FOR AMENDMENT TO THE CERTIFICATE OF INCORPORATION TO PROVIDE FOR A CLASSIFIED BOARD OF DIRECTORS, FOR THE ELECTION OF ALL NOMINEES FOR DIRECTOR, FOR AMENDMENT TO THE CERTIFICATE OF INCORPORATION TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK TO 50,000,000 SHARES, FOR AMENDMENT TO THE 1995 STOCK INCENTIVE PLAN AS AMENDED AND RESTATED EFFECTIVE SEPTEMBER 23, 1998, FOR THE RATIFICATION OF THE APPOINTMENT OF INDEPENDENT AUDITORS AND, IN ACCORDANCE WITH THE JUDGEMENT OF THE PROXIES, FOR OR AGAINST ANY OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE ANNUAL MEETING AND ANY POSTPONEMENT(S) OR ADJOURNMENT(S) THEREOF.







   Receipt of the Notice of Annual Meeting and of the Proxy Statement and the Annual Report of the Company accompanying the same is hereby acknowledged.

  PLEASE DATE, SIGN AND RETURN THIS PROXY PROMPTLY USING THE ENCLOSED ENVELOPE.



SIGNATURE(S)_____________________________________        DATED:__________, 1999

Please sign exactly as your name(s) appears on your stock certificate. If signing as attorney, executor, administrator, trustee or guardian, please indicate the capacity in which signing. When signing as joint tenants, all parties to the joint tenancy must sign. When the proxy is given by a corporation, it should be signed by an authorized officer.